UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2020
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		888	998-2468
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     As previously disclosed, on March 26, 2020, in response to the potential anticipated effect of the COVID-19 pandemic on revenue, the Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) approved the implementation of a 15 percent salary reduction for all of the Company’s named executive officers, starting April 1, 2020, along with other compensation reduction measures.
On July 16, 2020, the Board approved a grant of restricted stock units (“RSUs”) under the Company’s 2017 Long-Term Incentive Plan to the named executive officers of the Company. The grants represent a portion of the long term incentive awards expected to be granted to such officers during fiscal year 2021, as well as amounts intended to compensate such officers for reduced compensation during fiscal year 2020 as a result of the COVID-19 pandemic. The grants were of 157,545 RSUs to Deverl Maserang, Chief Executive Officer, 28,606 RSUs to Scott Drake, Chief Financial Officer, 29,850 RSUs to Ruben Inofuentes, Chief Supply Chain Officer, 24,461 RSUs to Ronald Friedman, Chief Human Resources Officer, 19,900 RSUs to Jerry M. Walsh, Senior Vice President & General Manager DSD, and 17,827 RSUs to Maurice Moragne, Chief Sales Officer. The RSU grants have a three-year vesting schedule, whereby one-third of the total number of RSUs vest each year on the anniversary of the July 16 grant date, subject to continued employment with the Company through each vesting date and the acceleration provisions of the Plan and RSU agreements. The foregoing description of the RSU grants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of RSU agreement, which will be filed as Exhibit 10.1 to this Form 8-K.
Item 8.01. Other Events.
As previously disclosed, on March 26, 2020, the Board also voted to forego cash compensation for directors during the fiscal quarter ended June 30, 2020. On July 16, 2020, the Board approved a grant of restricted stock under the Company’s 2017 Long-Term Incentive Plan to each of the directors of the Company. The grants have one-year cliff vesting, whereby total number of shares will vest on the anniversary of the July 16 grant date, subject to continued service to the Company through the vesting date and the acceleration provisions of the Plan and award agreements. The value of the restricted stock granted to each director reflects the amount of each director’s previously foregone cash compensation and meeting fees payable in accordance with the director compensation program as previously disclosed in the Company’s proxy statement.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    June 22, 2020

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer (principal financial officer)